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                                                                     EXHIBIT 4.7

                                                           Allen D. Fleener
                                                           ---------------------
                                                           (Name of Associate)


                               TPG HOLDINGS, INC.
                             STOCK OPTION AGREEMENT


TPG Holdings, Inc.
1212 East Arapaho Road
Richardson, Texas 75081

Gentlemen:

          The undersigned ("Associate") hereby applies for an option (the "Option") to purchase shares (the "Shares") of the no par value Common Stock of TPG Holdings, Inc. (the "Corporation") as shown below, at a purchase price equal to Six and 25/100ths Dollars ($6.25) per Share. The Option shall become effective on the date it is granted by the Corporation. The Option shall be vested as to twenty percent (20%) of the Shares on the date it is effective and shall become vested as to an additional twenty percent (20%) on the first, second, third and fourth anniversaries of the date it is effective. The Option will expire if it is not exercised within five (5) years after it is effective. The Option shall be exercisable from time to time to the extent it is effective and vested by the payment of the purchase price for the Shares to the Corporation. Associate hereby acknowledges:

          (i) that an investment in the Corporation is not liquid, not easily transferrable or disposed of, and that Associate has no need for liquidity of this investment; and

          (ii) that the undersigned will have no preemptive right to acquire stock of the Corporation and that the Shares will be subject to dilution as additional stock of the Corporation is issued.

     Associate hereby represents and warrants as follows:

     1. The Shares subject to the Option will be acquired solely for Associate's account for investment and are not being purchased for subdivision or fractionalization thereof; and Associate has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or to anyone else, the Shares or any part thereof (other than as security for a purchase money loan from a state or national bank), and Associate will not enter into any such contract, undertaking, agreement or arrangement.

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     2.  The Corporation has made all documents pertaining to the Option available to Associate.

     3. Associate had the opportunity to ask questions of, and receive answers from, representatives of the Corporation to obtain such information, to the extent such persons possess the same or could acquire it without unreasonable effort or expense, as Associate deemed necessary.

     4. Associate will be investing in his or her own name or in the capacity indicated on the last page hereof; and Associate was not solicited by any form of general solicitation or general advertising, including, but not limited to the following:

         (a) Any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; or

         (b) Any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

     5. Associate is at least twenty-one (21) years of age and a bona fide resident of the United States and the state indicated on the last page hereof and has no present intention of becoming a resident of any other state or jurisdiction.

     6. Associate is a person who has such knowledge and experience in financial and business matters that Associate is capable of evaluating the merits and risks of an investment in the Corporation and of making an informed decision.

     Associate recognizes that the grant of the Option will be based upon the representations and warranties contained in Paragraphs 1 through 6 above and hereby agrees to indemnify the Corporation and its directors, officers, agents and employees and to hold each of such entities and persons harmless against all liabilities, costs or expenses (including reasonable attorneys' fees) arising by reason of or in connection with any misrepresentation or any breach of such warranties, or arising as a result of the sale or distribution of the Shares in violation of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any other applicable federal or state statute.

     Associate hereby indemnifies the Corporation and its directors, officers, agents and employees, and holds each of such persons and entities harmless from and against any and all loss, damages, liability or expense, including costs and reasonable attorneys' fees to which they may be put or which they may incur by reason of or in connection with any misrepresentation made by the undersigned, any breach of any of Associate's warranties, or Associate's failure to fulfill any of the covenants or agreements set forth herein. This application and the representations and

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warranties contained herein shall be binding on the heirs, legal representatives, successors and assigns of the Associate.

     The Option is governed by and subject to the provisions of the Stock Option Plan of the Corporation, a copy of which has been provided or made available to Associate. The Board of Directors of the Corporation shall alone have the authority to interpret and construct the Stock Option Plan, and all such interpretations and constructions shall be conclusive and binding on all parties hereto and their heirs, personal representatives, successors and assigns. The Option is intended to meet the requirements of Section 422 of the Internal Revenue Code.

     WHEREFORE, in consideration of the foregoing covenants and representations, Associate hereby applies for an option to purchase the below-referenced number of Shares of the no par value Common Stock of TPG Holdings, Inc.:

                Number of Shares:  Five Thousand (5,000)

                Dated:  January 27, 1995


                         /s/ ALLEN D. FLEENER
                         --------------------------
                         ALLEN D. FLEENER

                     (Please Type or Print the Following)

Mailing Address:
                         ------------------------------------------
                         ------------------------------------------
                         ------------------------------------------

State of Principal Residence:
                              --------------------

Social Security Number:
                         -------------------------

                                GRANT OF OPTION
                                ---------------

     TPG Holdings, Inc. hereby grants the foregoing option for five thousand (5,000) Shares of the no par value Common Stock of TPG Holdings, Inc. at an option price of $6.25 per Share.

     Dated:  January 27, 1995

                              TPG HOLDINGS, INC.



                              By:/s/ANN L. PUDDISTER
                                 ---------------------------------
                              Title: Secretary
                                    ------------------------------

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